Exhibit 99.2
3Q09 SUPPLEMENTAL INFORMATION

TABLE OF CONTENTS CORPORATE Corporate Profile | 2 Analyst Coverage | 4 Investor Relations Contacts | 4 Forward-Looking Statements and Risk Factors | 5 33 FINANCIAL Consolidated Balance Sheets (Unaudited) | 6 Consolidated Statements of Income (Unaudited) | 7 Funds from Operations Reconciliation | 8 Funds Available for Distribution Reconciliation | 9 Adjusted EBITDA Reconciliation | 10 Net Operating Income Reconciliation | 11 Outlook Reconciliation | 12 Revenue and Lease Maturity | 13 Debt Maturities and Principal Payments | 14 Fixed and Floating Rate Debt | 14 Current Capitalization | 15 25 INVESTMENT Gross Investment Activity — Quarter | 16 Gross Investment Activity — Year | N/A Investment Timing | 18 Disposition Activity | 18 Discontinued Operations | 18 PORTFOLIO Portfolio Composition | 19 Investment Metrics | 19 Portfolio Concentration | 20 Top Ten Operator Descriptions | 21 MSA and Region Concentration | 22 Portfolio Performance | 23 Same Store Revenue Growth | 23 Portfolio Performance — Independent Living/CCRC | 24 Portfolio Performance — Assisted Living | 25 Portfolio Performance — Skilled Nursing | 26 Portfolio Performance — Specialty Care | 27 Portfolio Composition — Medical Office Buildings | 28 Portfolio Performance — Medical Office Buildings | 28 Portfolio Concentration — Medical Office Buildings | 29 Development Activity | 30 Development Funding Projections | 30 Development Project Conversion Estimates | 31 Unstabilized Properties | 32 Portfolio Trends | 33 GLOSSARY Glossary | 34 Supplemental Reporting Measures | 37

CORPORATE HEALTH CARE REIT, INC., a real estate investment trust (“REIT”) with an enterprise value of $7.8 billion, invests in health care real estate, including independent living, assisted living and skilled nursing facilities, continuing care retirement communities, hospitals and medical office buildings. The company’s full service platform also offers property management and development services to its customers. Data as of: September 30, 2009 NYSE Symbol: HCN Enterprise Value: $7.8 billion Investment Concentration* Closing Price: $41.62 Gross Real Estate Assets: $6.7 billion Owned Assets: 92% 52 Week Hi/Lo: $53.50/$25.86 Debt to Market Capitalization: 31% Top 5 Customers: 24% Dividend/Yield: $2.72/6.54% Debt to Book Capitalization: 39% Top 5 States: 44% Shares Outstanding: 122.9 million Senior Debt Ratings: Baa2/BBB-/BBB * % of total investments FULL SERVICE PLATFORM Health Care REIT provides senior housing operators and health care systems with a single source for facility planning, design and turn-key development, property management and monetization or expansion of existing real estate. By extending successful relationship investment programs to health care systems across higher acuity asset classes, the company has significantly increased potential investment opportunities. DEVELOPMENT FUNDING GROSS REAL ESTATE ASSETS $ millions $ millions $621 $6,762 $6,462 $554 $5,498 $4,477 $308 $3,131 $2,667 $223 $159 2004 2005 2006 2007 2008 2009E* 2006 2007 2008 2009E* Future *represents projected future funding for projects underway *based on HCN 2009 net investment as of September 30, 2009 guidance of $300 million 2 3Q09 Earnings 8K Exhibit 992.pdf

CORPORATE SECURE DIVIDEND Health Care REIT maintains a commitment to investment grade ratings, conservative balance sheet management and underwriting, asset and property management protocols that ensure prudent investments and proactive management over the life of its long-term leases. The company has declared 154 consecutive quarterly dividends during its 39-year history and remains focused on delivering attractive stockholder returns. GROWTH SINCE INCEPTION* SOLID DIVIDEND PAYMENT RECORD* $3,500,000 $3,000,000 $3.00 $2,500,000 $2.50 $2,000,000 $2.00 $1,500,000 $1.50 $1,000,000 $1.00 $500,000 $0.50 $0 $ 0.00 71 75 79 83 87 91 95 99 03 07 71 75 79 83 87 91 95 99 03 07 *value of $10,000 investment made 6/30/1971, *adjusted for stock splits assuming reinvestment of dividends TOTAL RETURNS* 1 year -16.1% 3 years 7.9% 5 years 10.3% 10 years 16.6% 20 years 14.9% Since inception 15.9% *assumes reinvestment of dividends RELATIONSHIP FOCUSED, LONG-TERM STRATEGY With 64 operators and over 800 medical office tenants in 39 states, the company strives to provide each customer with the highest quality service and attention to detail. Throughout the company’s 39-year history, it has been a long-term capital provider to senior housing and health care systems throughout all market cycles. The relationship approach enables the company to partner with the best regionally focused operators and health systems and help them grow profitably, while concentrating on what they do best — provide quality care to patients and residents. SPEED AND CERTAINTY OF EXECUTION Health Care REIT’s experience and knowledge enable it to make investment decisions within days, rather than weeks or months. The company has accessed over $4.2 billion in capital in the last five years, including $814 million in 2008 and $980 million during the nine months ended September 30, 2009. The company’s $1.15 billion line of credit ensures new investments will be funded on time.

George L. Chapman CORPORATE ANALYST COVERAGE Chairman, CEO & President Bank of America Merrill Lynch Mr. Chapman is currently Chairman, BMO Capital Markets Corp. Chief Executive Officer and President Deutsche Bank Securities Inc. of the company. He has served as Green Street Advisors, Inc. Chairman and Chief Executive Officer KeyBanc Capital Markets since October 1996, and previously Morgan Keegan & Co., Inc. Oppenheimer & Co Inc. served as President of the company Raymond James & Associates, Inc. from September 1995 to May 2002. Robert W. Baird & Co. From January 1992 to September Stifel Nicolaus & Company, Inc. 1995, he served as Executive Vice UBS Securities President and General Counsel of the Wells Fargo Securities company. Jeffrey H. Miller EVP-Operations & General INVESTOR RELATIONS Counsel ANALYST / INVESTOR CONTACT Mr. Miller is currently Executive Vice Scott A. Estes EVP & CFO President-Operations and General sestes@hcreit.com Counsel, He served as Executive Vice President and General Counsel from Michael A. Crabtree March 2006 to January 2009 and SVP & Treasurer Vice President and General Counsel mcrabtree@hcreit.com of the company from July 2004 to March 2006. From 1996 to June 2004, Mr. Miller was a partner in the GENERAL INQUIRIES real estate practice group of the law Erin C. Ibele SVP-Administration & Corporate Secretary firm of Shumaker, Loop & Kendrick, info@hcreit.com LLP. Scott A. Estes EVP & CFO Mr. Estes is currently Executive Vice President and Chief Financial Officer. He served as Senior Vice President and Chief Financial Officer of the company since March 2006 and served as Vice President of Finance of the company from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Analyst and Vice President with Deutsche Bank Securities. From January 1998 to December 1999, Mr. Estes served as a Senior Equity Analyst and Vice President with Bank of America Securities.

CORPORATE Forward-Looking Statements and Risk Factors This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

FINANCIAL Consolidated Balance Sheets (unaudited) (dollars in thousands) September 30, 2009 2008 Assets Real estate investments: Real property owned Land and land improvements $ 523,107 $ 506,083 Buildings and improvements 4,933,561 4,649,491 Acquired lease intangibles 121,059 136,603 Real property held for sale, net of accumulated depreciation 37,118 41,336 Construction in progress 638,507 497,673 Gross real property owned 6,253,352 5,831,186 Less accumulated depreciation and amortization (664,415) (569,363) Net real property owned 5,588,937 5,261,823 Real estate loans receivable (1) 494,877 501,871 Less allowance for losses on loans receivable (7,640) (7,406) Net real estate loans receivable 487,237 494,465 Net real estate investments 6,076,174 5,756,288 Other assets: Equity investments 3,020 1,862 Deferred loan expenses 24,755 25,315 Cash and cash equivalents 102,353 18,273 Restricted cash 17,493 83,189 Receivables and other assets (2) 157,611 137,028 Total other assets 305,232 265,667 Total assets $ 6,381,406 $ 6,021,955 Liabilities and equity Liabilities: Borrowings under unsecured lines of credit arrangements $ 143,000 $ 387,000 Senior unsecured notes 1,651,916 1,830,102 Secured debt 625,571 452,054 Accrued expenses and other liabilities 124,769 124,986 Total liabilities 2,545,256 2,794,142 Equity: Preferred stock 288,683 301,901 Common stock 122,870 103,110 Capital in excess of par value 3,878,872 3,147,807 Treasury stock (7,619) (5,145) Cumulative net income 1,510,449 1,327,009 Cumulative dividends (1,968,336) (1,647,699) Accumulated other comprehensive income (4,942) (11,905) Other equity 5,551 3,777 Total Health Care REIT, Inc. stockholders’ equity 3,825,528 3,218,855 Noncontrolling interests 10,622 8,958 Total equity 3,836,150 3,227,813 Total liabilities and equity $ 6,381,406 $ 6,021,955 Notes: (1) Includes non-accrual loan balances of $72,365,000 and $39,190,000 at September 30, 2009 and 2008, respectively. (2) Includes straight-line receivable balances of $35,999,000 and $53,121,000 at September 30, 2009 and 2008, respectively.

FINANCIAL Consolidated Statements of Income (unaudited) (amounts in thousands except per share data) Three Months Ended Nine Months Ended September 30, September 30, 2009 2008 2009 2008 Revenues: Rental income $ 133,481 $ 126,384 $ 393,901 $ 357,588 Interest income 10,528 10,910 30,639 29,177 Other income 1,089 2,055 3,810 5,655 Total revenues 145,098 139,349 428,350 392,420 Expenses: Interest expense 28,571 33,725 82,512 101,569 Property operating expenses 12,433 11,192 35,377 32,600 Depreciation and amortization 41,085 39,011 120,129 109,649 General and administrative expenses 10,363 10,789 38,784 33,693 Realized loss on derivatives — 1,513 — 1,513 Loss (gain) on extinguishment of debt 26,374 (768) 24,697 (2,094) Provision for loan losses — - 140 - Total expenses 118,826 95,462 301,639 276,930 Income from continuing operations before income taxes 26,272 43,887 126,711 115,490 Income tax expense 55 153 (17) (1,170) Income from continuing operations 26,327 44,040 126,694 114,320 Discontinued operations: Gain (loss) on sales of properties (806) 12,619 26,907 130,813 Impairment of assets (1,873) — (1,873) -Income from discontinued operations, net 1,037 2,661 4,361 10,903 Discontinued operations, net (1,642) 15,280 29,395 141,716 Net income 24,685 59,320 156,089 256,036 Less: Preferred stock dividends 5,520 5,730 16,560 17,660 Net income attributable to noncontrolling interests 35 1 40 128 Net income attributable to common stockholders $ 19,130 $ 53,589 $ 139,489 $ 238,248 Average number of common shares outstanding: Basic 114,874 96,040 111,345 90,500 Diluted 115,289 96,849 111,749 91,121 Net income attributable to common stockholders per share: Basic $ 0.17 $ 0.56 $ 1.25 $ 2.63 Diluted $ 0.17 $ 0.55 $ 1.25 $ 2.61 Common dividends per share $ 0.68 $ 0.68 $ 2.04 $ 2.02

FINANCIAL Funds From Operations Reconciliation (amounts in thousands except per share data) Three Months Ended Nine Months Ended September 30, September 30, 2009 2008 2009 2008 Net income attributable to common stockholders $ 19,130 $ 53,589 $ 139,489 $ 238,248 Depreciation and amortization (1) 41,085 41,690 123,143 120,894 Loss (gain)3on sales of properties 806 (12,619) (26,907) (130,813) Noncontrolling interests (88) (87) (262) (261) Funds from operations 60,933 82,573 235,463 228,068 Impairment of assets 1,873 — 1,873 -Realized loss on derivatives — 1,513 - 1,513 Non-recurring G&A expenses — - 3,909 -Loss (gain) on extinguishment of debt 26,374 (768) 24,697 (2,094) Provision for loan losses — - 140 -Non-recurring income tax expense — - — 1,325 Funds from operations — normalized $ 89,180 $ 83,318 $ 266,082 $ 228,812 Average common shares outstanding: Basic 114,874 96,040 111,345 90,500 Diluted 115,289 96,849 111,749 91,121 Per share data: Net income attributable to common stockholders Basic $ 0.17 $ 0.56 $ 1.25 $ 2.63 Diluted $ 0.17 $ 0.55 $ 1.25 $ 2.61 Funds from operations Basic $ 0.53 $ 0.86 $ 2.11 $ 2.52 Diluted $ 0.53 $ 0.85 $ 2.11 $ 2.50 Funds from operations — normalized Basic $ 0.78 $ 0.87 $ 2.39 $ 2.53 Diluted $ 0.77 $ 0.86 $ 2.38 $ 2.51 FFO Payout Ratio Dividends per share $ 0.68 $ 0.68 $ 2.04 $ 2.02 FFO per diluted share $ 0.53 $ 0.85 $ 2.11 $ 2.50 FFO payout ratio 128% 80% 97% 81% FFO Payout Ratio — Normalized Dividends per share $ 0.68 $ 0.68 $ 2.04 $ 2.02 FFO per diluted share — normalized $ 0.77 $ 0.86 $ 2.38 $ 2.51 FFO payout ratio — normalized 88% 79% 86% 80% Notes: (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. 8 3Q09 Earnings 8K Exhibit 992.pdf

FINANCIAL

Funds Available for Distribution Reconciliation

(amounts in thousands except per share data)

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
Net income attributable to common stockholders	**$ 19,130**	**$ 53,589**	**$ 139,489**	**$ 238,248**
Depreciation and amortization (1)	41,085	41,690	123,143	120,894
Loss (gain) on sales of properties	806	(12,619)	(26,907)	(130,813)
Noncontrolling interests	(17)	(9)	(49)	(26)
Gross straight-line rental income	(4,571)	(5,437)	(14,499)	(15,807)
Prepaid/straight-line rent receipts	8,319	4,781	23,463	15,679
Amortization related to above/(below) market leases, net	(620)	(214)	(1,344)	(676)
Non-cash interest expense	2,895	2,774	8,511	8,332
Cap-ex, tenant improvements, lease commissions	(3,637)	(1,555)	(8,795)	(3,482)
Funds available for distribution	**63,390**	**83,000**	**243,012**	**232,349**
Impairment of assets	1,873	-	1,873	-
Realized loss on derivatives	-	1,513	-	1,513
Non-recurring G&A expenses	-	-	3,909	-
Loss (gain) on extinguishment of debt	26,374	(768)	24,697	(2,094)
Provision for loan losses	-	-	140	-
Non-recurring income tax expense	-	-	-	1,325
Prepaid/straight-line rent receipts	(8,319)	(4,781)	(23,463)	(15,679)
Funds available for distribution — normalized	**$ 83,318**	**$ 78,964**	**$ 250,168**	**$ 217,414**
Average common shares outstanding:				
Basic	114,874	96,040	111,345	90,500
Diluted	115,289	96,849	111,749	91,121
Per share data:				
Net income attributable to common stockholders				
Basic	$ 0.17	$ 0.56	$ 1.25	$ 2.63
Diluted	$ 0.17	$ 0.55	$ 1.25	$ 2.61
Funds available for distribution				
Basic	$ 0.55	$ 0.86	$ 2.18	$ 2.57
Diluted	$ 0.55	$ 0.86	$ 2.17	$ 2.55
Funds available for distribution — normalized				
Basic	$ 0.73	$ 0.82	$ 2.25	$ 2.40
Diluted	$ 0.72	$ 0.82	$ 2.24	$ 2.39
FAD Payout Ratio				
Dividends per share	$ 0.68	$ 0.68	$ 2.04	$ 2.02
FAD per diluted share	$ 0.55	$ 0.86	$ 2.17	$ 2.55
FAD payout ratio	124%	79%	94%	79%
FAD Payout Ratio — Normalized				
Dividends per share	$ 0.68	$ 0.68	$ 2.04	$ 2.02
FAD per diluted share — normalized	$ 0.72	$ 0.82	$ 2.24	$ 2.39
FAD payout ratio — normalized	94%	83%	91%	85%

Notes:

(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

9

FINANCIAL

Adjusted EBITDA Reconciliation

(dollars in thousands)

	Twelve Months Ended				
	September 30, 2008	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009
Net income	**$ 303,603**	**$ 283,425**	**$ 314,613**	**$ 218,112**	**$ 183,478**
Interest expense (3)	147,596	141,059	131,750	122,927	116,406
Income tax expense	1,439	1,306	77	54	152
Depreciation and amortization (3)	160,975	163,045	164,797	165,898	165,292
Stock-based compensation (4)	8,024	8,530	11,360	11,034	10,637
Provision for loan losses	-	94	234	234	234
Loss (gain) on extinguishment of debt	(3,175)	(2,094)	(2,446)	(2,446)	24,696
Adjusted EBITDA	**$ 618,462**	**$ 595,365**	**$ 620,385**	**$ 515,813**	**$ 500,895**
Interest Coverage Ratio (1)					
Interest expense (3)	$ 147,596	$ 141,059	$ 131,750	$ 122,927	$ 116,406
Capitalized interest (5)	21,062	25,029	29,727	35,690	39,301
Non-cash interest expense	(11,325)	(11,231)	(11,214)	(11,289)	(11,410)
Total interest	**$ 157,333**	**$ 154,857**	**$ 150,263**	**$ 147,328**	**$ 144,297**
Adjusted EBITDA	$ 618,462	$ 595,365	$ 620,385	$ 515,813	$ 500,895
Adjusted interest coverage ratio	**3.93x**	**3.84x**	**4.13x**	**3.50x**	**3.47x**
Fixed Charge Coverage Ratio (2)					
Total interest (3)	$ 157,333	$ 154,857	$ 150,263	$ 147,328	$ 144,297
Secured debt principal amortization	8,137	8,119	8,232	8,592	8,810
Preferred dividends	23,840	23,201	22,579	22,311	22,101
Total fixed charges	**$ 189,310**	**$ 186,177**	**$ 181,074**	**$ 178,231**	**$ 175,208**
Adjusted EBITDA	$ 618,462	$ 595,365	$ 620,385	$ 515,813	$ 500,895
Adjusted fixed charge coverage ratio	**3.27x**	**3.20x**	**3.43x**	**2.89x**	**2.86x**
Net Debt to EBITDA Ratio					
Total debt	$ 2,669,158	$ 2,847,676	$ 2,589,873	$ 2,697,432	$ 2,420,487
Less: cash and cash equivalents	(18,273)	(23,370)	(19,180)	(79,505)	(102,353)
Net debt	**$ 2,650,885**	**$ 2,824,306**	**$ 2,570,693**	**$ 2,617,927**	**$ 2,318,134**
Adjusted EBITDA	618,462	595,365	620,385	515,813	500,895
Net debt to adjusted EBITDA ratio	**4.29x**	**4.74x**	**4.14x**	**5.08x**	**4.63x**

Notes:
(1) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times.
(2) A comparable covenant in our unsecured line of credit arrangement is a minimum of 1.75 times.
(3) Interest expense and depreciation and amortization include discontinued operations.
(4) Stock-based compensation expense was $1,075,000 and $8,734,000 for the three and nine months ended September 30, 2009.
(5) Capitalized interest was $9,975,000 and $30,866,000 for the three and nine months ended September 30, 2009.

10

FINANCIAL Net Operating Income Reconciliation (dollars in thousands) Three Months Ended Nine Months Ended September 30, September 30, 2009 2008 2009 2008 Total revenues: Investment properties: Rental income: (1) Independent living/CCRCs $ 19,070 $ 18,545 $ 58,588 $ 46,841 Assisted living facilities 28,634 28,189 85,212 89,488 Skilled nursing facilities 41,337 40,687 124,667 121,047 Specialty care facilities 11,272 12,650 35,242 31,436 Sub-total rental income 100,313 100,071 303,709 288,812 Interest income 10,528 10,910 30,639 29,177 Other income 641 1,219 2,177 4,048 Total investment property income 111,482 112,200 336,525 322,037 Medical office buildings: Rental income (1) 35,008 33,958 100,854 100,194 Other income 248 261 695 708 Total MOB income 35,256 34,219 101,549 100,902 Non-segment/corporate other income 200 575 938 899 Total revenues 146,938 146,994 439,012 423,838 Property operating expenses: Investment properties — - — -Medical office buildings (1) 12,974 11,868 37,000 34,609 Non-segment/corporate — - — - Total property operating expenses 12,974 11,868 37,000 34,609 Net operating income: Investment properties 111,482 112,200 336,525 322,037 Medical office buildings 22,282 22,351 64,549 66,293 Non-segment/corporate 200 575 938 899 Net operating income $ 133,964 $ 135,126 $ 402,012 $ 389,229 Note: The three months ended September 30, 2009 includes the following amounts (in thousands): Rental income from discontinued operations: Skilled nursing facilities $ 1,315 Medical office buildings 525 Total $ 1,840 Non-cash rental income from continuing operations: Independent living/CCRCs $ 1,403 Assisted living facilities 1,067 Skilled nursing facilities 956 Specialty care facilities 347 Medical office buildings 1,810 Total $ 5,583 Property operating expenses from discontinued operations: Medical office buildings $ 541

FINANCIAL Outlook Reconciliation (amounts in thousands except per share data) Year Ended December 31, 2009 Low High Investments: Acquisitions $ — $ -Development 550,000 550,000 Gross new investments 550,000 550,000 Dispositions (250,000) (250,000) Net new investments 300,000 300,000 FFO Reconciliation: Net income attributable to common stockholders $ 185,038 $ 187,288 Loss (gain) on sales of properties (26,907) (26,907) Depreciation and amortization (1) 167,000 167,000 Funds from operations $ 325,131 $ 327,381 Loss (gain) on extinguishment of debt 24,697 24,697 Impairment of assets 1,873 1,873 Provision for loan losses 140 140 Non-recurring G&A expenses (2) 3,909 3,909 Funds from operations — normalized $ 355,750 $ 358,000 Per share data (diluted): Net income attributable to common stockholders $ 1.61 $ 1.63 Funds from operations 2.83 2.85 Funds from operations — normalized 3.10 3.12 FAD Reconciliation: Net income attributable to common stockholders $ 185,038 $ 187,288 Loss (gain) on sales of properties (26,907) (26,907) Depreciation and amortization (1) 167,000 167,000 Gross straight-line rental income (18,800) (18,800) Prepaid/straight-line rent receipts 23,463 23,463 Amortization related to above (below) market leases, net (1,750) (1,750) Non-cash interest expense 11,550 11,550 Cap-ex, tenant improvements, lease commissions (11,500) (11,500) Funds available for distribution $ 328,094 $ 330,344 Loss (gain) on extinguishment of debt 24,697 24,697 Impairment of assets 1,873 1,873 Provision for loan losses 140 140 Non-recurring G&A expenses (2) 3,909 3,909 Prepaid/straight-line rent receipts (23,463) (23,463) Funds available for distribution — normalized $ 335,250 $ 337,500 Per share data (diluted): Net income attributable to common stockholders $ 1.61 $ 1.63 Funds available for distribution 2.86 2.88 Funds available for distribution — normalized 2.92 2.94 Notes: (1) Depreciation and amortization includes depreciation and amortization from discontinued operations. (2) Expenses recognized in connection with the departure of Raymond Braun.

FINANCIAL

Revenue and Lease Maturity

(amounts in thousands except per share data)

	Rental Income (1)								
Year	Independent Living / CCRC	Assisted Living	Skilled Nursing	Specialty Care	Medical Office	Total Rental Income	Interest Income (2)	Total Revenues	% of Total
2009	$ -	$ -	$ 5,263	$ -	$ 3,293	$ 8,556	$ 2,401	$ 10,957	2.0%
2010	-	-	-	-	8,703	8,703	2,452	11,155	2.0%
2011	-	1,305	-	-	10,120	11,425	12,607	24,032	4.4%
2012	1,760	3,741	6,887	-	10,994	23,382	872	24,254	4.4%
2013	6,932	1,516	-	-	8,394	16,842	12,498	29,340	5.4%
2014	-	2,859	6,230	-	11,019	20,108	1,605	21,713	4.0%
2015	-	-	1,934	-	8,383	10,317	411	10,728	2.0%
2016	-	-	6,374	-	13,370	19,744	156	19,900	3.7%
2017	-	14,742	3,632	2,082	5,628	26,084	3,233	29,317	5.4%
2018	3,584	33,772	16,705	2,350	2,192	58,603	1,413	60,016	11.0%
Thereafter	56,891	60,488	119,579	37,918	23,611	298,487	5,184	303,671	55.7%
	$ 69,167	**$ 118,423**	**$ 166,604**	**$ 42,350**	**$ 105,707**	**$ 502,251**	**$ 42,832**	**$ 545,083**	**100.0%**

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

13

FINANCIAL

Debt Maturities and Principal Payments

(dollars in thousands)

Year	Line of Credit (1)	Senior Notes (2,4)	Secured Debt (2,5)	Total	% of Total
2009	$ -	$ -	$ 2,786	$ 2,786	0.1%
2010	-	-	12,250	12,250	0.5%
2011	143,000	-	12,920	155,920	6.4%
2012	-	76,853	19,060	95,913	3.9%
2013	-	300,000	67,828	367,828	15.1%
2014	-	-	128,275	128,275	5.3%
2015	-	250,000	71,485	321,485	13.2%
Thereafter	-	1,035,000	313,186	1,348,186	55.5%
Totals	**$ 143,000**	**$ 1,661,853**	**$ 627,790**	**$ 2,432,643**	**100.0%**
Weighted Avg Interest Rate (3)	**0.9%**	**5.6%**	**5.8%**	**5.4%**	
Weighted Avg Maturity (4)	**1.8**	**10.7**	**7.0**	**9.2**	

Fixed and Floating Rate Debt

(dollars in thousands)

	Principal	% of Debt
Fixed Rate Debt		
Senior notes	$ 1,661,853	68.3%
Secured debt (6)	595,687	24.5%
Total fixed	**$ 2,257,540**	**92.8%**
Floating Rate Debt		
Line of credit	$ 143,000	5.9%
Secured debt (6)	32,103	1.3%
Total floating	**$ 175,103**	**7.2%**
Total debt	**$ 2,432,643**	**100.0%**

Notes:

(1) Current line of credit capacity of $1.15 billion with remaining availability of $1.0 billion at September 30, 2009. Line of credit currently matures on August 5, 2011 but can be extended for one year at our discretion.

(2) Amounts above represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(3) Line of credit interest rate represents 1-month LIBOR + 60 bps at September 30, 2009. Senior notes and secured debt average interest rate represents the face value note rate.

(4) $340 million of convertible senior notes are puttable on December 1, 2011 and $395 million of convertible senior notes are puttable on July 15, 2012. Weighted average maturities would be 4.0 years and 4.7 years for senior notes and total debt, respectively, using the puttable dates.

(5) $6,230,000 of secured debt that matures in 2013 and $1,977,000 of secured debt that matures in 2015 relates to assets-held-for sale. Weighted-average maturities would be 6.9 years and 9.2 years for secured debt and total debt, respectively, if one used a 12/31/09 extinguishment date.

(6) $100,353,000 of floating rate secured debt is characterized as fixed rate debt due to interest rate swap agreements at September 30, 2009. If one treated this as floating rate debt, total debt would be 88.7% fixed and 11.3% floating.

14

FINANCIAL Current Capitalization (amounts in thousands except per share data) Balance % of Total Book Capitalization (1) Line of credit $ 143,000 2.3% Long-term debt obligations 2,277,487 36.4% Debt to total book capitalization 2,420,487 38.7% Total equity 3,836,150 61.3% Total book capitalization $ 6,256,637 100.0% Undepreciated Book Capitalization Line of credit $ 143,000 2.1% Long-term debt obligations 2,277,487 32.9% Debt to undepreciated book capitalization 2,420,487 35.0% Accumulated depreciation and amortization 664,415 9.6% Total equity 3,836,150 55.4% Total undepreciated book capitalization $ 6,921,052 100.0% Enterprise Value Line of credit $ 143,000 1.8% Long-term debt obligations 2,277,487 29.1% Debt to total enterprise value 2,420,487 30.9% Common shares outstanding 122,892 Period end share price $ 41.62 Common equity market capitalization 5,114,765 65.3% Noncontrolling interests 10,622 0.1% Preferred stock 288,683 3.7% Total enterprise value $ 7,834,557 100.0% Secured Debt as % of Total Assets (2) Secured debt $ 625,571 9.8% Total assets $ 6,381,406 Total Debt as % of Total Assets (3) Total debt $ 2,420,487 37.9% Total assets $ 6,381,406 Unencumbered Assets as % of Unsecured Debt (4) Unencumbered assets $ 5,942,046 331.0% Unsecured debt $ 1,794,916 Notes: (1) A comparable covenant in our unsecured line of credit arrangement is a maximum of 60%. (2) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our unsecured line of credit arrangement is a maximum of 30%. (3) A comparable covenant in our senior unsecured notes is a maximum of 60%. (4) A comparable covenant in our unsecured line of credit arrangement is a minimum of 167%. A comparable covenant in our senior unsecured notes is a minimum of 150%.

INVESTMENT Gross Investment Activity 17 Third Quarter 2009 Beds / Units / Amount Investment Per Bed / Initial Properties Square Feet ($000) Unit / Square Foot Cash Yield Construction in Progress Development projects: CCRC — entrance fee 2 613 units $ 12,133 CCRC — rental 1 32 units 1,908 Combination — entrance fee 3 404 units 16,357 Combination — rental 10 1,154 units 26,201 Freestanding dementia care 2 101 units 2,366 Specialty care 3 212 beds 30,816 Medical office 6 870,062 sf 50,893 Total development projects 27 140,674 Expansion projects: CCRC — entrance fee 3 16 units 467 Combination — entrance fee 4 22 units 1,157 Total expansion projects 7 1,624 Total construction in progress 34 142,298 Capital improvements to existing properties 4,176 8.8% Loan advances 9,835 9.6% Gross investments $ 156,309

INVESTMENT Gross Investment Activity Year-To-Date 2009 Investment Per Beds / Units / Amount Bed / Unit / Initial Properties Square Feet ($000) Square Foot Cash Yield Construction in Progress Development projects: CCRC — entrance fee 3 757 units $ 62,930 CCRC — rental 1 32 units 2,813 Combination — entrance fee 4 548 units 60,697 Combination — rental 16 1,722 units 126,015 Freestanding dementia care 3 157 units 6,949 Freestanding skilled nursing 1 120 beds 5,559 Specialty care 3 212 beds 82,671 Medical office 6 870,062 sf 96,642 Total development projects 37 444,276 Expansion projects: CCRC — entrance fee 3 33 units 2,297 Combination — entrance fee 4 22 units 2,340 Total expansion projects 7 4,637 Total construction in progress 44 448,913 Capital improvements to existing properties 11,938 9.5% Loan advances 46,882 9.6% Gross investments $ 507,733

INVESTMENT

Investment Timing
(dollars in thousands)

	Acquisitions	Initial Cash Yield	Loan Advances	Initial Cash Yield	Construction Conversions	Initial Cash Yield	Dispositions	Yield on Sale
January	$ -	0.0%	$ 2,226	11.5%	$ 10,639	9.3%	$ 26,211	9.8%
February	-	0.0%	2,485	10.7%	-	0.0%	3,427	8.9%
March	-	0.0%	1,523	11.7%	26,790	9.0%	14,630	12.6%
April	-	0.0%	1,472	10.5%	242	8.8%	4,259	10.1%
May	-	0.0%	26,806	9.1%	28,825	9.0%	11,293	8.5%
June	-	0.0%	2,534	11.0%	149,157	8.0%	63,192	11.2%
July	-	0.0%	4,648	10.2%	66,272	8.4%	17,975	7.3%
August	-	0.0%	2,465	9.0%	-	0.0%	4,185	7.6%
September	-	0.0%	2,723	9.2%	167,900	7.5%	7,968	5.3%
Total	**$ -**	**0.0%**	**$ 46,882**	**9.6%**	**$ 449,825**	**8.0%**	**$ 153,140**	**9.6%**

Disposition Activity
(dollars in thousands)

	Third Quarter 2009		Year-To-Date 2009	
	Amount	% of Total	Amount	% of Total
Dispositions by Investment Type				
Real property	$ 28,128	93.4%	$ 132,700	86.7%
Real estate loans receivable	2,000	6.6%	20,440	13.3%
Total	**$ 30,128**	**100.0%**	**$ 153,140**	**100.0%**
Dispositions by Property Type				
CCRC - rental	$ -	0.0%	$ 24,341	15.9%
Combination - rental	-	0.0%	21,497	14.0%
Freestanding assisted living	-	0.0%	1,858	1.2%
Freestanding dementia care	-	0.0%	5,811	3.8%
Freestanding skilled nursing	-	0.0%	10,224	6.7%
Specialty care facility	-	0.0%	40,841	26.7%
Medical office building	28,128	93.4%	28,128	18.4%
Real estate loans receivable	2,000	6.6%	20,440	13.3%
Total	**$ 30,128**	**100.0%**	**$ 153,140**	**100.0%**

Discontinued Operations
(dollars in thousands)

	Third Quarter		Year-To-Date	
	2009	2008	2009	2008
Revenues				
Rental income	$ 1,840	$ 7,645	$ 10,662	$ 31,418
Expenses				
Interest expense	262	1,629	1,664	7,261
Property operating expenses	541	676	1,623	2,009
Depreciation and amortization	-	2,679	3,014	11,245
Income / (loss) from discontinued operations, net	**$ 1,037**	**$ 2,661**	**$ 4,361**	**$ 10,903**

18

PORTFOLIO

Portfolio Composition

(dollars in thousands)

	Properties		Investment Balance	% of Total		Committed Balance	% of Total
Balance Sheet Data							
Real property	576	$	5,588,937	91.9%	$	5,917,490	92.3%
Loans	32		494,877	8.1%		494,877	7.7%
Total	**608**	**$**	**6,083,814**	**100.0%**	**$**	**6,412,367**	**100.0%**
Investment Concentration - By Predominant Service Type							
Independent living / CCRC	57	$	1,179,708	19.4%	$	1,236,966	19.4%
Assisted living	180		1,289,485	21.2%		1,329,924	20.7%
Skilled nursing	223		1,561,406	25.7%		1,566,229	24.4%
Specialty care	28		636,853	10.4%		819,379	12.7%
Medical office	120		1,416,362	23.3%		1,459,869	22.8%
Total	**608**	**$**	**6,083,814**	**100.0%**	**$**	**6,412,367**	**100.0%**
Investment Concentration - Senior Housing & Care and Medical Facilities							
Senior housing & care portfolio							
CCRC - entrance fee	6	$	350,351	5.8%	$	384,182	6.0%
CCRC - rental	8		149,378	2.5%		149,934	2.3%
Combination - entrance fee	8		364,144	6.0%		387,015	6.0%
Combination - rental	125		1,164,845	19.0%		1,204,810	18.9%
Subtotal combination / CCRC	**147**		**2,028,718**	**33.3%**		**2,125,941**	**33.2%**
Freestanding independent living	22		155,675	2.6%		155,675	2.4%
Freestanding assisted living	65		222,298	3.7%		222,298	3.5%
Freestanding dementia care	31		157,955	2.6%		163,252	2.5%
Freestanding skilled nursing	190		1,150,667	18.9%		1,150,667	18.0%
Subtotal freestanding	**308**		**1,686,595**	**27.8%**		**1,691,892**	**26.4%**
Land	5		16,510	0.3%		16,510	0.3%
Other loans	-		298,776	4.9%		298,776	4.6%
Senior housing & care total	**460**		**4,030,599**	**66.3%**		**4,133,119**	**64.5%**
Medical facilities portfolio							
Long-term acute care	14		185,240	3.0%		185,240	2.9%
Acute care	7		260,081	4.3%		442,607	6.9%
Inpatient rehab	5		134,603	2.2%		134,603	2.1%
Land	2		13,868	0.2%		13,868	0.2%
Other loans	-		43,061	0.7%		43,061	0.6%
Subtotal specialty care	**28**		**636,853**	**10.4%**		**819,379**	**12.7%**
Medical office	120		1,416,362	23.3%		1,459,869	22.8%
Medical facilities total	**148**		**2,053,215**	**33.7%**		**2,279,248**	**35.5%**
Total portfolio	**608**	**$**	**6,083,814**	**100.0%**	**$**	**6,412,367**	**100.0%**

Investment Metrics	Bed / Unit / Square Foot			Committed Balance ($000)		Per Bed / Unit / Square Foot
Independent living / CCRC	7,047	units	$	1,236,966	$	175,531
Assisted living	11,140	units		1,329,924		119,383
Skilled nursing	30,211	beds		1,566,229		51,843
Specialty care	1,629	beds		819,379		502,995
Medical office	5,615,653	sf		1,459,869		260
Total			**$**	**6,412,367**		

19

PORTFOLIO 18 Portfolio Concentration (dollars in thousands) Total Investment % of Properties Balance Balances By Operator / Tenant Senior Living Communities, LLC 10 $ 396,649 6.5% Brookdale Senior Living, Inc. 86 307,920 5.1% Signature Healthcare LLC 34 307,574 5.1% Emeritus Corporation 21 241,276 4.0% Life Care Centers of America, Inc. 18 206,099 3.4% Merrill Gardens LLC 13 166,003 2.7% One Lantern Senior Living LLC 9 155,699 2.6% Gulf Coast Health Care 25 153,684 2.5% Lyric Health Care, LLC 27 144,810 2.4% Vibra Healthcare, LLC 5 142,969 2.3% Remaining portfolio 360 3,861,131 63.4% Total 608 $6,083,814 100.0% Independent Assisted Skilled Specialty Medical Total Investment % of Living / CCRC Living Nursing Care Office Properties Balance Total Balances By State Florida $ 196,914 $ 59,857 $ 279,872 $ — $ 262,369 88 $ 799,012 13.1% Texas 10,203 102,855 172,601 171,703 197,514 76 654,876 10.8% California 163,890 60,281 — 149,669 124,947 29 498,787 8.2% Massachusetts 76,538 117,357 220,589 13,869 — 36 428,353 7.0% Ohio 80,648 40,208 177,128 13,677 7,087 30 318,748 5.2% Tennessee — 37,361 206,514 — 62,439 30 306,314 5.0% South Carolina 241,348 6,478 — - 16,660 13 264,486 4.3% North Carolina 46,020 158,701 — - 23,775 53 228,496 3.8% Wisconsin 25,483 82,320 — 24,009 90,296 12 222,108 3.7% Illinois — 125,189 26,507 48,450 16,500 15 216,646 3.6% Remaining portfolio 338,664 498,878 478,195 215,476 614,775 226 2,145,988 35.3% Total $1,179,708 $1,289,485 $1,561,406 $636,853 $1,416,362 608 $6,083,814 100.0% Independent Assisted Skilled Specialty Medical Total Total % of Living / CCRC Living Nursing Care Office Properties Revenues (1) Total Revenues By State Florida $ 2,733 $ 853 $ 8,926 $ — $ 6,346 88 $ 18,858 12.9% Texas 598 2,465 4,851 4,221 4,889 76 17,024 11.7% California 4,607 1,827 — 1,843 3,573 29 11,850 8.1% Massachusetts 137 3,272 6,098 607 — 36 10,114 6.9% Tennessee — 818 6,762 69 2,031 30 9,680 6.6% North Carolina 1,054 5,605 — - 498 53 7,157 4.9% Ohio - 1,025 4,964 388 205 30 6,582 4.5% Nevada 296 1,886 — - 2,278 14 4,460 3.1% Indiana 1,838 180 989 862 552 13 4,421 3.0% Illinois — 1,610 812 1,213 566 15 4,201 2.9% Remaining Portfolio 7,488 13,558 12,996 3,390 14,070 224 51,502 35.4% Total $ 18,751 $ 33,099 $ 46,398 $ 12,593 $ 35,008 608 $ 145,849 100.0% Notes: (1) Revenues represent rent and interest income including rent from discontinued operations for the three months ended September 30, 2009. Revenues exclude other income totaling $1,089,000 for the three months ended September 30, 2009. 20 3Q09 Earnings 8K Exhibit 992.pdf

PORTFOLIO Top Ten Operator Descriptions Senior Living Communities, LLC, located in Charlotte, NC, operates premier continuing care retirement communities (CCRCs) throughout the southeastern United States. The company operates ten campuses in four states. As of September 30, 2009, the HCN portfolio consisted of ten properties in four states with an investment balance of $396.6 million. Brookdale Senior Living, Inc. (NYSE:BKD), located in Chicago, IL, is a national public provider of independent living and assisted living services. The company operates 550 facilities in 35 states with the ability to serve over 51,000 residents. As of September 30, 2009, the HCN portfolio consisted of 86 properties in 16 states with an investment balance of $307.9 million. Signature Healthcare LLC, located in Palm Beach Gardens, FL, is a private operator of skilled nursing facilities spread among seven states. The company operates 64 skilled nursing facilities with 7,674 beds. As of September 30, 2009, the HCN portfolio consisted of 34 properties in four states with an investment balance of $307.6 million. Emeritus Corporation (AMEX:ESC), located in Seattle, WA, is a national public provider of independent living, assisted living and Alzheimer’s services. The company operates 288 communities representing capacity for approximately 30,000 residents in 37 states. As of September 30, 2009, the HCN portfolio consisted of 21 properties in 16 states with an investment balance of $241.3 million. Life Care Centers of America, Inc., located in Cleveland, TN, is one of the largest private owners and operators of skilled nursing facilities in the country. The company has grown to more than 330 skilled nursing, assisted living, retirement, home care and Alzheimer’s centers in 28 states. As of September 30, 2009, the HCN portfolio consisted of 18 properties in 11 states with an investment balance of $206.1 million. Merrill Gardens LLC, located in Seattle, WA, is a privately held corporation organized under the laws of Washington State. The company owns, operates and/or manages 53 IL/AL facilities with 6,455 units in eight states. As of September 30, 2009, the HCN portfolio consisted of 13 properties in seven states with an investment balance of $166.0 million. One Lantern Senior Living, LLC, a fully owned subsidiary of Lazard Real Estate Partners, LP, located in New York, NY, is a privately held corporation organized under the laws of New York. The company owns, operates and manages more than 29 assisted living and skilled nursing facilities with 3,336 units in six states. As of September 30, 2009, the HCN portfolio consisted of nine properties in three states with an investment balance of $155.7 million. Gulf Coast Health Care, located in Pensacola, FL, is a private operator of skilled nursing facilities. The company operates 43 skilled nursing facilities with 5,480 beds/units located in Florida, Alabama, and Mississippi. As of September 30, 2009, the HCN portfolio consisted of 25 properties in three states with an investment balance of $153.7 million. Lyric Health Care, LLC, located in Columbia, MD, is a private operator of 31 skilled nursing facilities and long term acute care hospitals with 3,800 beds/units in 10 states and has a management agreement with Encore Healthcare LLC to operate the facilities. As of September 30, 2009, the HCN portfolio consisted of 27 properties in nine states with an investment balance of $144.8 million. Vibra Healthcare, LLC, located in Mechanicsburg, PA, is a private operator of inpatient rehabilitation facilities and long term acute care hospitals in nine states. The company operates 15 properties with 998 beds. As of September 30, 2009, the HCN portfolio consisted of five properties in three states with an investment balance of $143.0 million.

PORTFOLIO

Metropolitan Statistical Area Concentration *

(dollars in thousands)

	Top 31	Top 75	Top 100
Independent living / CCRC	$ 305,086	$ 536,610	$ 738,337
% of independent living / CCRC	25.9%	45.5%	62.6%
Assisted living	469,377	728,918	767,609
% of assisted living	36.4%	56.5%	59.5%
Skilled nursing	481,092	840,346	920,053
% of skilled nursing	30.8%	53.8%	58.9%
Specialty care	281,471	492,049	529,355
% of specialty care	44.2%	77.3%	83.1%
Medical office	989,979	1,298,205	1,299,565
% of medical office	69.9%	91.7%	91.8%
Total portfolio	**$ 2,527,005**	**$ 3,896,128**	**$ 4,254,919**
% of total portfolio	**41.5%**	**64.0%**	**69.9%**

* Metropolitan statistical areas are as defined by the U.S. Census Bureau. Top 31, 75 and 100 classifications are reported per the National Investment Center Market Area Profiles Subscription Service.

Region Concentration

(dollars in thousands)

	Total Properties	Investment Balance	% of Total
By Region*			
South Atlantic	188	$1,589,936	26.1%
East North Central	71	947,856	15.6%
West South Central	108	778,638	12.8%
Pacific	38	636,639	10.5%
East South Central	66	527,002	8.7%
Mountain	43	525,535	8.6%
New England	48	489,246	8.0%
Middle Atlantic	34	384,274	6.3%
West North Central	12	204,688	3.4%
Total	**608**	**$6,083,814**	**100.0%**

*Region definitions are derived from census bureau definitions and are itemized in the glossary.

22

PORTFOLIO

Portfolio Performance

	Age	Occupancy	TTM CBMF (1)	TTM CAMF (1)	Facility Revenue Mix Private Pay	Medicaid	Medicare
Stable Portfolio*							
Independent living / CCRC	11	89.0%	1.29x	1.09x	93.4%	2.3%	4.3%
Assisted living	11	88.1%	1.58x	1.36x	86.7%	10.8%	2.5%
Skilled nursing	24	84.0%	2.24x	1.64x	19.0%	50.6%	30.4%
Specialty care	12	58.0%	2.37x	2.05x	30.0%	2.8%	67.2%
Medical office	13	90.9%	n/a	n/a	100.0%	0.0%	0.0%
Total	**15**		**1.98x**	**1.55x**			

* Data as of September 30, 2009 for medical office and June 30, 2009 for remaining asset types.

Notes:
(1) Represents trailing twelve month coverage metrics.

Same Store Revenue Growth

(dollars in thousands)

	Properties (1)	3Q08 Same Store Revenue*	3Q09 Same Store Revenue*	% Change
Same Store Portfolio				
Independent living / CCRC (2)	51	$ 15,597	$ 13,342	-14.5%
Assisted living	161	24,759	24,872	0.5%
Skilled nursing	219	40,484	40,679	0.5%
Specialty care (2)	24	10,585	10,434	-1.4%
Total (2)	**455**	**$ 91,425**	**$ 89,327**	**-2.3%**

* Same store revenue represents cash-only rent or interest income excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

Notes:
(1) Represents those properties in the portfolio (both stable and unstable) for the 15 months preceding the end of the portfolio performance period.
(2) 3Q09 independent living/CCRC revenue impacted by $2.4 million of rent deferrals related to certain entrance fee communities versus 3Q08. 3Q09 specialty care revenue impacted by a $242,000 rent adjustment provided to one specialty care hospital versus 3Q08. Excluding the impact of these items, independent living/CCRC 3Q09 same store revenue increased 1.9%, specialty care 3Q09 same store revenue increased 1.0% and total 3Q09 same store revenue increased 0.7%.

23

PORTFOLIO

Portfolio Performance - Independent Living / CCRC

Same Store (19 properties)
Stable

Trailing Twelve Month Payment Coverage Before Management Fees


1.50
1.40
1.30
1.20
1.10
1.00
1.29x
1.28x
3Q2007 4Q2007 1Q2008 2Q2008 3Q2008 4Q2008 1Q2009 2Q2009

basis points	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	(9)	(3)
Stable	(7)	(1)

Occupancy


95%
90%
85%
80%
75%
89.0%
88.3%
3Q2007 4Q2007 1Q2008 2Q2008 3Q2008 4Q2008 1Q2009 2Q2009

basis points	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	(430)	(130)
Stable	(380)	(80)

Revenue per Occupied Unit


$3,500
$3,300
$3,100
$2,900
$2,700
$3,276
$3,257
3Q2007 4Q2007 1Q2008 2Q2008 3Q2008 4Q2008 1Q2009 2Q2009

(% chg)	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	5.3%	1.0%
Stable	7.0%	3.3%

Expense per Occupied Unit


$2,300
$2,150
$2,000
$1,850
$1,700
$2,209
$2,209
3Q2007 4Q2007 1Q2008 2Q2008 3Q2008 4Q2008 1Q2009 2Q2009

(% chg)	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	8.1%	1.8%
Stable	10.3%	5.1%

24

PORTFOLIO

Same Store (132 properties)
Stable

Portfolio Performance - Assisted Living

Trailing Twelve Month Payment Coverage Before Management Fees


1.70
1.60
1.50
1.40
1.30
1.59x
1.58x
3Q2007 4Q2007 1Q2008 2Q2008 3Q2008 4Q2008 1Q2009 2Q2009

basis points	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	1	2
Stable	-	1

Occupancy


95%
90%
85%
80%
75%
88.1%
87.7%
3Q2007 4Q2007 1Q2008 2Q2008 3Q2008 4Q2008 1Q2009 2Q2009

basis points	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	20	10
Stable	60	10

Revenue per Occupied Unit


$4,700
$4,500
$4,300
$4,100
$3,900
$4,494
$4,432
3Q2007 4Q2007 1Q2008 2Q2008 3Q2008 4Q2008 1Q2009 2Q2009

(% chg)	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	1.7%	-0.3%
Stable	0.7%	0.2%

Expense per Occupied Unit


$3,000
$2,850
$2,700
$2,550
$2,400
$2,843
$2,794
3Q2007 4Q2007 1Q2008 2Q2008 3Q2008 4Q2008 1Q2009 2Q2009

(% chg)	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	-1.4%	-1.8%
Stable	-2.5%	-1.1%

25

PORTFOLIO

Portfolio Performance - Skilled Nursing

Same Store (210 properties)
Stable

Trailing Twelve Month Payment Coverage Before Management Fees


2.4
2.3
2.2
2.1
2.0
2.27x
2.24x
3Q2007
4Q2007
1Q2008
2Q2008
3Q2008
4Q2008
1Q2009
2Q2009

basis points	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	-	3
Stable	(2)	3

Occupancy


90%
85%
80%
75%
70%
84.0%
83.8%
3Q2007
4Q2007
1Q2008
2Q2008
3Q2008
4Q2008
1Q2009
2Q2009

basis points	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	(20)	(40)
Stable	(10)	(40)

Revenue per Occupied Bed


$6,900
$6,700
$6,500
$6,300
$6,100
$6,819
$6,818
3Q2007
4Q2007
1Q2008
2Q2008
3Q2008
4Q2008
1Q2009
2Q2009

(% chg)	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	5.4%	3.3%
Stable	5.4%	3.3%

Expense per Occupied Bed


$5,600
$5,450
$5,300
$5,150
$5,000
$5,524
$5,523
3Q2007
4Q2007
1Q2008
2Q2008
3Q2008
4Q2008
1Q2009
2Q2009

(% chg)	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	5.0%	3.3%
Stable	4.8%	3.1%

26

Portfolio Performance - Specialty Care*

PORTFOLIO

Same Store (12 properties)
Stable

Trailing Twelve Month Payment Coverage Before Management Fees


2.5
2.4
2.3
2.2
2.1
2.39x
2.37x
3Q2008
4Q2008
1Q2009
2Q2009

basis points	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	N/A	5
Stable	N/A	4

Occupancy


65%
60%
55%
50%
45%
59.1%
58.0%
3Q2008
4Q2008
1Q2009
2Q2009

basis points	2Q09 / 2Q08	2Q09 / 1Q09
Same Store	N/A	440
Stable	N/A	300

*Due to recent portfolio activity, the same store criteria for the specialty care portfolio has been reduced to 12 months to capture a larger number of facilities in the above charts. Per occupied unit metrics not applicable for specialty care.

27

PORTFOLIO

Portfolio Composition - Medical Office Buildings

(dollars in thousands)

	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
On Campus	47	2,824,221	$ 762,946	$ 19,417	$ 7,049	$ 12,368	13	92.5%
Off Campus-Affiliated	22	1,065,491	240,805	6,537	2,439	4,098	11	92.3%
Off Campus	41	1,331,059	362,004	8,777	2,945	5,832	14	86.5%
Subtotal	**110**	**5,220,771**	**1,365,755**	**34,731**	**12,433**	**22,298**	**13**	**90.9%**
Held-for-sale	4	154,341	10,137	525	541	(16)		
Development	3	240,541	19,670					
Land	3		20,800					
Total	**120**	**5,615,653**	**$ 1,416,362**	**$ 35,256**	**$ 12,974**	**$ 22,282**		

Portfolio Performance - Medical Office Buildings

(dollars in thousands)

	3Q08A	4Q08A	1Q09A	2Q09A	3Q09A
Total MOB Performance					
Properties*	107	107	107	107	110
Square feet*	4,642,366	4,642,366	4,643,283	4,643,430	5,220,771
Investment balance*	$ 1,249,177	$ 1,240,302	$ 1,229,461	$ 1,219,866	$ 1,365,755
Occupancy*	91.5%	90.4%	90.2%	90.6%	90.9%
Total revenue*	$ 33,226	$ 32,779	$ 32,811	$ 32,203	$ 34,731
Operating expenses*	$ 11,178	$ 11,389	$ 11,419	$ 11,525	$ 12,433
NOI from continuing operations*	$ 22,048	$ 21,390	$ 21,392	$ 20,678	$ 22,298
NOI from discontinued operations	$ 304	$ (49)	$ 91	$ 105	$ (16)
Total cap-ex / TI / LC	$ 1,555	$ 2,865	$ 2,425	$ 2,733	$ 3,637
Expired (square feet)*	123,621	188,367	169,133	139,034	124,279
Retained (square feet)*	82,760	145,349	121,932	115,048	77,864
Retention rate*	66.9%	77.2%	72.1%	82.7%	62.7%

	3Q08A	4Q08A	1Q09A	2Q09A	3Q09A
Same Store Performance*					
Properties	104	104	104	104	104
Square feet	4,428,660	4,428,660	4,428,660	4,428,660	4,428,660
Investment balance	$ 1,174,994	$ 1,166,788	$ 1,156,610	$ 1,147,681	$ 1,138,785
Occupancy	91.0%	89.9%	89.7%	90.2%	90.3%
Total revenue	$ 32,497	$ 31,140	$ 31,047	$ 30,180	$ 31,513
Operating expenses	$ 11,142	$ 11,007	$ 11,022	$ 10,921	$ 11,904
NOI	$ 21,355	$ 20,133	$ 20,025	$ 19,259	$ 19,609

	2009	2010	2011	2012	2013
Remaining Lease Expirations*					
Square feet	101,913	424,033	459,186	510,340	375,853
% of total portfolio	2.0%	8.1%	8.8%	9.8%	7.2%

* Results and forecasts include month-to-month and holdover leases and exclude terminations and discontinued operations.

28

PORTFOLIO

Portfolio Concentration - Medical Office Buildings

	Square Feet	% of Total
By Tenant*		
Aurora Health Care, Inc.	293,629	5.6%
Tenet Health Systems	254,145	4.9%
Baptist Health System, Inc	161,933	3.1%
United HealthCare Services, Inc	160,855	3.1%
Community Health Systems	155,365	3.0%
Remaining Portfolio	4,194,844	80.3%
Total	**5,220,771**	**100.0%**

*Excludes development and held-for-sale properties.

	Properties	Square Feet	% of Total	Investment Balance ($000)	Balance per Square Foot
By Region*					
South Atlantic	46	1,483,749	26.4%	$ 381,096	$ 257
West South Central	17	884,514	15.8%	209,496	237
Middle Atlantic	13	781,505	13.9%	187,552	240
Mountain	16	700,583	12.5%	215,883	308
East South Central	11	610,449	10.9%	112,861	185
Pacific	9	508,997	9.1%	152,818	300
East North Central	6	475,483	8.5%	135,295	285
West North Central	2	170,373	2.9%	21,361	125
Total	**120**	**5,615,653**	**100.0%**	**$ 1,416,362**	**$ 252**

*Region definitions are derived from U.S. Census Bureau definitions and are itemized in the glossary.

	Properties	Square Feet	% of Total	Investment Balance ($000)	Balance per Square Foot
By State					
Florida	27	935,943	16.7%	$ 262,369	$ 280
Texas	16	839,711	15.0%	197,514	235
California	8	445,833	7.9%	124,947	280
New Jersey	5	406,985	7.2%	107,425	264
Arizona	6	339,205	6.0%	98,504	290
Nevada	9	324,992	5.8%	110,408	340
Alabama	5	304,021	5.4%	42,225	139
Wisconsin	1	293,629	5.2%	90,296	308
Georgia	7	286,152	5.1%	66,179	231
New York	7	276,388	4.9%	58,914	213
Remaining portfolio	29	1,162,794	20.8%	257,581	222
Total	**120**	**5,615,653**	**100.0%**	**$ 1,416,362**	**$ 252**

29

PORTFOLIO

Development Activity

(dollars in thousands)

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/08	2009 YTD Funding	2009 YTD Conversions	CIP Balance at 9/30/09
Development Properties						
CCRC - entrance fee	3	757	$ 167,925	$ 62,930	$ (48,128)	$ 182,727
CCRC - rental	1	32	231	2,813	-	3,044
Combination - entrance fee	4	548	106,958	60,697	(54,493)	113,162
Combination - rental	16	1,722	162,215	126,015	(144,195)	144,035
Freestanding dementia care	3	157	13,994	6,949	(10,640)	10,303
Freestanding skilled nursing	1	120	9,002	5,559	(14,561)	-
Specialty care	3	212	75,509	82,671	-	158,180
Medical office	6	870,062	96,772	96,642	(173,744)	19,670
Total	**37**		**$ 632,606**	**$ 444,276**	**$ (445,761)**	**$ 631,121**
Expansion Projects						
CCRC - entrance fee	3	33	$ 3,814	$ 2,297	$ (3,330)	$ 2,781
Combination - entrance fee	4	22	2,999	2,340	(734)	4,605
Total	**7**		**6,813**	**4,637**	**(4,064)**	**7,386**
Development Total	**44**		**$ 639,419**	**$ 448,913**	**$ (449,825)**	**$ 638,507**

Development Funding Projections

(dollars in thousands)

				Projected Future Funding				
	Projects	Beds / Units / Square Feet	Initial Yield	2009 Funding	2010 Funding	Funding Thereafter	Unfunded Commitments	Committed Balances
Development Properties								
CCRC - entrance fee	2	613	10.0%	$ 8,809	$ 23,193	$ -	$ 32,002	$ 214,729
CCRC - rental	1	32	10.5%	556	-	-	556	3,600
Combination - entrance fee	3	404	7.7%	13,403	7,860	-	21,263	134,425
Combination - rental	9	1,070	7.8%	26,907	13,058	-	39,965	184,000
Freestanding dementia care	2	101	9.0%	3,551	1,746	-	5,297	15,600
Specialty care	3	212	9.3%	36,164	107,561	38,801	182,526	340,706
Medical office	3	240,541	8.6%	15,308	28,199	-	43,507	63,177
Total	**23**		**8.9%**	**$104,698**	**$181,617**	**$ 38,801**	**$ 325,116**	**$ 956,237**
Expansion Projects								
CCRC - entrance fee	3	16	9.4%	$ 124	$ -	$ 1,705	$ 1,829	$ 4,610
Combination - entrance fee	4	22	8.7%	534	122	952	1,608	6,213
Total	**7**		**9.0%**	**658**	**122**	**2,657**	**3,437**	**10,823**
Development Total	**30**		**8.9%**	**$105,356**	**$181,739**	**$ 41,458**	**$ 328,553**	**$ 967,060**

30

PORTFOLIO

Development Project Conversion Estimates*

(dollars in thousands)

Quarterly Conversions		
	Amount	Projected Initial Cash Yields (1)
1Q09 actual	$ 37,072	9.1%
2Q09 actual	174,980	8.1%
3Q09 actual	233,709	7.7%
4Q09 estimate	276,760	8.9%
1Q10 estimate	69,780	8.7%
2Q10 estimate	363,682	8.7%
3Q10 estimate	35,515	9.3%
4Q10 estimate	-	0.0%
Total	**$1,191,498**	**8.5%**

Annual Conversions		
	Amount	Projected Initial Cash Yields (1)
2009 estimate	$ 722,521	8.4%
2010 estimate	468,977	8.8%
2011 estimate	210,500	9.3%
2012 estimate	-	0.0%
2013+ estimate	-	0.0%
Total	**$ 1,401,998**	**8.6%**

* Excludes expansion projects

Notes:
(1) Actual initial yields may be higher if the underlying market rates increase.

31

PORTFOLIO

Unstabilized Properties

(dollars in thousands)

Property Type	6/30/09 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions/ Reclassifications	9/30/09 Properties
CCRC - entrance fee	4	0	0	0	4
CCRC - rental	4	0	0	(2)	2
Combination - entrance fee	5	0	0	0	5
Combination - rental	12	(1)	2	0	13
Freestanding assisted living	2	0	0	0	2
Freestanding dementia care	6	(2)	0	0	4
Freestanding skilled nursing	3	(1)	0	0	2
Long Term Acute Care Hospital	4	0	0	0	4
Acute Care Hospital	1	(1)	0	0	0
Total	**41**	**(5)**	**2**	**(2)**	**36**

Property Type	9/30/09 Properties	Beds / Units	Investment Balance	% of Total Investment
CCRC - entrance fee	4	746	$ 164,843	2.7%
CCRC - rental	2	727	86,696	1.4%
Combination - entrance fee	5	1,013	228,461	3.8%
Combination - rental	13	1,443	279,279	4.6%
Freestanding assisted living	2	101	11,946	0.2%
Freestanding dementia care	4	173	28,788	0.5%
Freestanding skilled nursing	2	240	33,245	0.5%
Long Term Acute Care Hospital	4	212	67,743	1.1%
Total	**36**	**4,655**	**$ 901,001**	**14.8%**

Occupancy	6/30/09 Properties	Stabilized	Construction Conversions	Acquisitions/ Expansions	Progressions/ Reclassification	9/30/09 Properties
0 - 50%	23	0	2	0	(1)	24
50% - 70%	5	(1)	0	0	(2)	2
70% +	13	(4)	0	0	1	10
Total	**41**	**(5)**	**2**	**0**	**(2)**	**36**

Occupancy	9/30/09 Properties	Months In Operation	Revenues	% of Total Revenues (1)	Investment Balance	% of Total Investment
0 - 50%	24	13	$ 49,034	9.0%	$ 569,687	9.4%
50% - 70%	2	34	7,052	1.3%	65,727	1.1%
70% +	10	33	19,017	3.5%	265,587	4.4%
Total	**36**	**20**	**$ 75,103**	**13.8%**	**$ 901,001**	**14.8%**

Notes:
(1) Includes annualized revenues as presented on page 13.

32

PORTFOLIO

Portfolio Trends

Operator Concentration Trend (1)


60%
50%
40%
30%
20%
12/31/2006
12/31/2007
12/31/2008
9/30/2009
36.6%
24.1%
Top 10
Top 5

Property Type Trend (2)


35%
30%
25%
20%
15%
10%
5%
0%
12/31/2006
12/31/2007
12/31/2008
9/30/2009
24.4%
22.8%
20.7%
19.4%
12.7%
SNF
MOB
ALF
ILF/CCRC
SCF

Payor Mix Trend (3)


70%
60%
50%
40%
30%
20%
10%
12/31/2006
12/31/2007
12/31/2008
6/30/2009
67.1%
16.8%
16.1%
Private
Medicaid
Medicare

Notes:
(1) Operator concentration trend based on investment balances for the dates presented.
(2) Property type trend based on committed investment balances for the dates presented.
(3) Payor mix is weighted by investment balance including stable and unstabilized properties.

33

GLOSSARY Age: Current year, less the year built, adjusted for major renovations. Assisted Living: Assisted living facilities are state regulated rental properties that provide the same services as independent living facilities, but also provide supportive care from trained employees to residents who require assistance with activities of daily living, including management of medications, bathing, dressing, toileting, ambulating and eating. CAMF: Coverage after management fees represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. CAMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants. CBMF: Coverage before management fees represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. CBMF is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful. CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services. Combination: A property that offers two or more levels of care (i.e. independent living, assisted living, dementia and skilled nursing), but does not meet the definition of a CCRC. Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced. Construction Conversion: Represents completed construction projects that were placed into service and began earning rent. Dementia Care: Certain assisted living facilities may include state licensed settings that specialize in caring for those afflicted with Alzheimer’s disease and/or similar forms of dementia. EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. Management fees are imputed at 5% of revenues for independent living, assisted living, skilled nursing and CCRCs and at 3% for specialty care which the company believes represent typical management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information. EBITDAR is used to calculate CAMF. EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information. EBITDARM is used to calculate CBMF. Entrance Fee: A property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable. Expense per Occupied Unit: Represents the ratio of revenue less EBITDARM to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by t enants/borrowers to calculate expense per occupied unit and has not independently verified the information.

Freestanding: A property that offers one level of service. GLOSSARY Independent Living: Independent living facilities are age-restricted multi-family properties with central dining facilities that provide residents access to28meals and other services such as housekeeping, linen service, transportation and social and recreational activities. Initial Cash Yield: Represents annualized contractual income to be received in cash at date of investment divided by investment amount. Investment Amount: Acquisitions — Represents purchase price. New loans — Represents face amount of new loan. Construction conversion — Represents book balance converted from CIP to real property upon completion. Capital improvements to existing properties — Represents cash funded to tenants under an existing lease agreement. Loan advances — Represents cash funded to operators under an existing loan agreement. Investment Balance: Represents net book value of real estate investments as reflected on the company’s balance sheet. Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on GLOSSARY hospital campuses, specifically constructed and designed for use by physicians and other health care 32 personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services. Metropolitan Statistical Area: Metropolitan statistical areas are geographic entities defined by the U.S. Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating and publishing Federal statistics. The NIC MAP™ Data and Analysis Service provides revenue, supply and demographic information for the IL/CCRC, assisted living, and skilled nursing service types and commonly aggregates the information for the top 31, top 75 and top 100 MSAs. The company provides investment balance information in the same categories as another measure of geographic concentration. Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Off Campus: Properties that are neither on campus nor off campus affiliated. Off Campus-Affiliated: Properties not on campus are considered affiliated with a hospital or health system if one or more of the following conditions are met: 1) a ground lease is maintained with a hospital or system entity; 2) a master lease is maintained with a hospital or system entity; 3) significant square footage is leased to a hospital or system entity; or 4) the property includes an ambulatory surgery center with a hospital partnership interest. On Campus: Properties are considered on campus if one or more of the following criteria are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; or 3) the building is physically connected to the hospital regardless of the land ownership structure.

GLOSSARY Region Definitions: Eight divisions as established by the Census Bureau. New England — Connecticut , Maine , Massachusetts, New Hampshire, Rhode Island, Vermont. Middle Atlantic — New Jersey, New York, Pennsylvania. East North Central — Indiana, Illinois, Michigan, Ohio, Wisconsin. West North Central — Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota. South Atlantic — Delaware, District of Columbia, Florida, Georgia, Maryland, North Carolina, South Carolina, Virginia, West Virginia. East South Central — Alabama, Kentucky, Mississippi, Tennessee. West South Central — Arkansas, Louisiana, Oklahoma, Texas. Mountain — Arizona, Colorado, Idaho, New Mexico, Montana, Utah, Nevada, Wyoming. Pacific — Alaska, California, Hawaii, Oregon, Washington. Renewal Rate: The ratio of total square feet expiring and available for lease to total renewed square feet. Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant. Rental: A property where the resident pays a monthly market rate for the level of care provided, but is not required to pay a substantial upfront fee. Revenue per Occupied Unit: Represents the ratio of total revenue to occupied units based on the most recent quarter of available data and excludes properties that are unstabilized, closed, or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate revenue per occupied unit and has not independently verified the information. Same Store: For the medical office building portfolio, same store is defined as those properties owned for the entire previous five quarters. Properties acquired, developed or classified in discontinued operations are excluded from the same store amounts. For all other property types, same store is defined as those properties in the stable portfolio for the 24 months preceding the end of the portfolio performance reporting period, unless otherwise noted. Skilled Nursing: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement. Specialty Care: Specialty care facilities generally include acute care hospitals, long-term acute care hospitals and other specialty care facilities. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities. Other specialty care facilities typically provide specialized inpatient and outpatient care for specific illnesses or diseases, including, among others, orthopedic and neurologic care. Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards. Stable: A facility will generally enter the stable portfolio after it has generated CAMF of 1.10x or greater for three consecutive months. Additionally, a facility will enter the stable portfolio if a facility fails to meet the above criteria in the 12 months following the budgeted stabilization date. Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization. Yield on Sale: Represents annualized contractual income that was being received in cash at date of disposition divided by disposition cash proceeds. 36

The company believes that net income attributable to common stockholders (NICS), as defined by U.S. SUPPLEMENTAL generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating REPORTING performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant MEASURES improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items. EBITDA stands for earnings before interest, taxes, depreciation and amortization. A covenant in our line of credit arrangement contains a financial ratio based on a definition of EBITDA that is specific to that agreement. Failure to satisfy this covenant could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of this debt agreement and the financial covenant, we have disclosed Adjusted EBITDA, which represents EBITDA as defined above and adjusted for stock-based compensation expense, provision for loan losses and gain/loss on extinguishment of debt. We use Adjusted EBITDA to measure our adjusted fixed charge coverage ratio, which represents Adjusted EBITDA divided by fixed charges on a trailing twelve months basis. Fixed charges include total interest (excluding capitalized interest and non-cash interest expenses), secured debt principal amortization and preferred dividends. Our covenant requires an adjusted fixed charge ratio of at least 1.75 times. Net operating income (NOI) is used to evaluate the operating performance of the company’s properties. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of the company’s properties at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our properties. Other than Adjusted EBITDA, the company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. Adjusted EBITDA is used solely to determine our compliance with a financial covenant of our line of credit arrangement and is not being presented for use by investors for any other purpose. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

HEALTH CARE REIT, INC. One SeaGate, Suite 1500 P. O. Box 1475 Toledo, OH 43603-1475 419.247.2800 main 419.247.2826 fax www.hcreit.com